Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 24, 2003, among Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I
DEFINITIONS

1.1                                 Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants, Additional Units and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the fifth anniversary of the Closing Date and all dividends thereon are paid in shares of Common Stock, (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of Closing, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter; provided, however, that prior to the issuance of the Series B-2 Preferred Stock, the Conversion Price for such Series B-2 Preferred Stock will be assumed to equal $7 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events).

“Additional Unit” means, collectively, (i) one share of Series B-2 Preferred Stock and (ii) a Warrant to acquire up to 391.304 shares of Common Stock, with respect to each Additional Unit issuable upon exercise of the Unit Warrants.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.  With respect to the Company, “Affiliate” shall not include any BVF Entity and their Affiliates, including Mark N. Lampert, and Associates (as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act).

“Bankruptcy Event” means any of the following events: (a) the Company or a Subsidiary of the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or San Diego, California are authorized or required by law to remain closed.

“BVF Entity” means, individually or collectively, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Investments, L.L.C., a Delaware limited liability company, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation.

“Capital Lease” means, with respect to the Company and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries.

“Certificate of Designations” means the certificate of designations of the Series B Preferred Stock, in the form of Exhibit A.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or voting equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company’s board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or any Subsidiary or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the

Company’s securities prior to the first such transaction continue to hold at least half of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or voting equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (vi) the execution by the Company of an agreement providing for or reasonably likely to result in any of the foregoing events..

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith jointly by Purchasers holding a majority of the Securities and the Company, the cost of which shall be paid by the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” shall mean, collectively, Options and Convertible Securities.

“Company Counsel” means Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Company.

“Contingent Obligation” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business obligations.

“Convertible Securities” means any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Debt” means, with respect to the Company and its Subsidiaries at any date and without duplication, any of the following:  (i) all Debt for Money Borrowed; (ii) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables and obligations to employees, officers or directors, in each case arising in the ordinary course of business; (iii) all obligations of any such Person secured by a Lien on any asset of the Company and its Subsidiaries, other than Permitted Liens; (iv) all Contingent Obligations of any such Person; (v) obligations in the form of earn-out obligations to be paid in cash; (vi) all obligations of any such Person under Capital Leases; (vi) all obligations incurred by any such Person pursuant to Hedging Agreements; (vii) any synthetic lease or other lease obligations of such Person; (viii) any obligations of such Person in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings; (ix) any other item that would be required to be classified as a liability in an audited financial statement under GAAP (other than deferred revenue and other than judgments subject to appeal and bonded), and (x) any indebtedness or other obligations of any other Person of the type specified in any of the foregoing classes, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss.

“Debt for Money Borrowed” means, with respect to the Company and its Subsidiaries at any date and without duplication, any of the following:  (i) all liabilities, obligations and indebtedness for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments of any Person; (ii) all Contingent Obligations of any such Person with respect to Debt for Money Borrowed; and (iii) all obligations, contingent or otherwise, of any such Person relative to the unexpired face amount of letters of credit, whether or not drawn, and banker’s acceptances issued for the account of any such Person.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market.

“Event Equity Value” means the arithmetic average of the Closing Prices for the five Trading Days preceding either (a) the date of delivery of the notice requiring payment of the Event Equity Value, or (b) the date on which such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means any shares of Common Stock or Common Stock Equivalents issued or issuable (A) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(g) (provided that such exercise, conversion or exchange occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise, conversion or exchange price or ratio is described in such schedule); (B) to officers, directors, employees or consultants of the Company pursuant to any contract, plan or arrangement approved by the Company’s board of directors; (C) in connection with any strategic partnership or joint venture with a Person not engaged primarily in the business of investing in companies and the primary purpose of which is not to raise capital for the Company or any Subsidiary; (D) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter  (excluding any equity line) with gross proceeds to the Company of greater than $35,000,000; or (E) in connection with a transaction involving a merger or acquisition of an entity, business or assets, not principally for the purpose of obtaining cash.

“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Going Concern Opinion” means the issuance of an audit letter containing a “going concern” qualification by the Company’s independent public accountant in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act or any other filing with the Commission.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or modified.

“Initial Unit” means, collectively, (i) one share of Series B-1 Preferred Stock and (ii) a Warrant to acquire up to 424.629 shares of Common Stock.

 “Lien” means any lien, mortgage, pledge, charge, claim, security interest, encumbrance, right of first refusal or other restriction upon or in any property or assets (including accounts and contract rights).

 “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation of legal action and reasonable attorneys’ fees (but in no event for more than one law firm) .

“Options” means any rights, warrants or options to subscribe, directly or indirectly for or purchase Common Stock or Convertible Securities (taking into account all Securities that can be issued under the Transaction Documents and assuming that prior to the issuance of the Series B-2

Preferred Stock the conversion price is equal to $7 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events)).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Permitted Debt” means (i) any Permitted Subordinated Debt, (ii) Capital Leases and leases relating to real and personal property incurred in the ordinary course of business and on an arm’s-length basis and letters of credit relating to such leases and associated deferred rent and balance sheet liabilities, (iii) sale and leaseback transactions relating to real property and associated balance sheet liabilities, and (iv) Debt (other than any Debt for Money Borrowed and Debt referred to in clauses (i) through (iii) above) in an amount (x) from the date hereof through and including the two year anniversary of this Agreement, not exceeding $10 million in the aggregate at any one time outstanding, and (y) following the two year anniversary of this Agreement, not exceeding $25 million in the aggregate at any one time outstanding.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) any materialmans, mechanics or similar statutory Lien arising in the ordinary course of business by operation of law with respect to Debt that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business.

“Permitted Subordinated Debt” means Debt that (x) is made expressly subordinate to the Series B Preferred Stock in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise, on terms satisfactory to the holders of a majority of the shares of Series B Preferred Stock then outstanding and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Mandatory Redemption Date (as defined in the Certificate of Designations).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of Exhibit B.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants, Additional Units and Shares, ignoring any limits on the number of shares of Common

Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the fifth anniversary of the Closing Date or, if earlier, until maturity, and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 50% of the actual Closing Price on the Trading Day immediately prior to the date of Closing, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter; provided, however, that prior to the issuance of the Series B-2 Preferred Stock, the Conversion Price for such Series B-2 Preferred Stock will be assumed to equal $7 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants, the Unit Warrants and the Underlying Shares issued or issuable to the Purchasers pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means, collectively, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

“Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock, par value $0.0001, of the Company, which are convertible into shares of Common Stock.

“Series B-2 Preferred Stock” means the Series B-2 Convertible Preferred Stock, par value $0.0001, of the Company, which are convertible into shares of Common Stock

“Shares” means (i) an aggregate of 3,500 shares of Series B-1 Preferred Stock which are being purchased by the Purchasers pursuant to this Agreement, and (ii) an aggregate of 1,150 shares of Series B-2 Preferred Stock, which may be purchased by the Purchasers upon exercise of the Unit Warrants.

“Subsidiary” means any significant subsidiary of the Company as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted, and traded, on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted, and traded, on any Eligible Market, then any Business Day.

“Trading Market” means the NASDAQ National Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Unit Warrants, the Warrants, the Certificate of Designations, the Transfer Agent Instructions

and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder and thereunder.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent.

“Trigger Date” means the 120th day following the Closing Date.

“Triggering Event” means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten consecutive Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason except as in accordance with Section 18 of the Certificate of Designations or Section 11 of the Warrant; (c) any Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (d) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five Trading Days after notice of such default is first given to the Company by a Purchaser; (e) the issuance of a Going Concern Opinion which is not cured within 90 days; (f) the Company breaches Section 4.15 or 4.16; provided, that with respect to Debt that the Company does not have any knowledge of or could not have any knowledge of (after due inquiry), within 30 days following the Company obtaining knowledge of such Debt; or (g) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days).

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants (including the Warrants issuable upon exercise of the Unit Warrants and Exchange Warrants (as defined in the Unit Warrant)) and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

“Units” means, collectively, the Initial Units and the Additional Units.

“Unit Warrants” means the unit warrants, in the form of Exhibit F, to purchase Additional Units.

 “Volume Weighted Average Price” means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such period on an Eligible Market as reported by Bloomberg, L.P., or any successor performing similar functions.

“Warrants” means the Common Stock purchase warrants, in the form of Exhibit C, including any Exchange Warrants (as defined in the Warrants).

ARTICLE II
PURCHASE AND SALE

2.1                                 Sale and Issuance of Initial Units and Unit Warrants at Closing.  Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price”:

(a)                                  that number of Initial Units set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Initial Units;” and

(b)                                 a Unit Warrant exercisable for that number of Additional Units set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Additional Units.”

2.2                                 Closing.  The closing of the purchase and sale of the Initial Units and the Unit Warrants pursuant to the terms of Section 2.1 (the “Closing”) shall take place at the offices of Proskauer Rose LLP in New York, New York, at 10:00 a.m. (New York City Time) on the date each of the conditions set forth in Sections 2.3 have been satisfied, but in no event later than December 31, 2003, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing Date”).

2.3                                 Closing Deliveries.

(a)                                  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     one or more stock certificates evidencing that number of shares of Series B-1 Preferred Stock corresponding to the Initial Units purchased by such Purchaser as indicated on Schedule A hereto under the heading “Initial Units –Initial Shares”, registered in the name of such Purchaser;

(ii)                                  a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock corresponding to number of the Initial Units purchased by such Purchaser as indicated on Schedule A hereto under the heading “Initial Units-Initial Warrant Shares;”

(iii)                               a Unit Warrant, registered in the name of such Purchaser, as set forth in Section 2.1(b) above, entitling such Purchaser to subscribe for (i) that number of Shares as indicated on Schedule A hereto under the heading “Additional Units –Additional Shares”, and (ii) a Warrant exercisable for that number of shares of Common Stock as indicated on Schedule A hereto under the heading “Additional Units-Additional Warrant Shares;”

(iv)                              evidence that the Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of the State of Delaware, in form and substance mutually agreed to by the parties;

(v)                                 the legal opinion of Company Counsel, in the form of Exhibit E-1, executed by such counsel and delivered to the Purchasers; and the legal opinion of the General Counsel of the Company, in the form of Exhibit E-2, executed by such counsel and delivered to the Purchasers;

(vi)                              the Registration Rights Agreement duly executed by the Company;

(vii)                           duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent; and

(viii)                        any other documents reasonably requested by the Purchasers or Proskauer Rose LLP in connection with the Closing.

(b)                                 At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     the purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price,” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)                                  the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each of the Purchasers:

(a)                                  Subsidiaries.  The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity (other than investments in funds), other than those listed in Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)                                 Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(e)                                  Filings.  Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.8 and the required filing of the Certificate of Designations pursuant to Section 2.3, (ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the application(s) to each Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the “Required Approvals”).

(f)                                    Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon the conversion or exercise of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)                                 Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of the Company) is set forth in Schedule 3.1(g).  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into, or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible into, or exercisable or exchangeable for, shares of Common Stock.  Except as disclosed in Schedule 3.1(g), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(g), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(h)                                 SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has delivered to the Purchasers, prior to the execution and delivery of this Agreement, a copy of any SEC Report filed by the Company within the 10 days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed with the Commission are included as part of or specifically identified in the SEC Reports.  Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(i)                                     Material Changes.  Except as set forth in Schedule 3.1(i), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that reasonably could be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation option plans.

(j)                                     Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect.  To the knowledge of the Company, Schedule 3.1(j) of the Disclosure Schedule contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or during the last three years has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.  No material strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or the Subsidiaries.

(k)                                  Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(l)                                     Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)                               Title to Assets.  To the Company’s knowledge, the Company and the Subsidiaries have good and valid title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and valid title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(n)                                 Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable, except for failures which, individually or in the aggregate, would not have a Material Adverse Effect.

(o)                                 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p)                                 Transactions With Affiliates and Employees.  Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)                                 Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)                                    Solvency.  Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(s)                                  Certain Fees.  Except for the fees described in Schedule 3.1(s), all of which are payable to registered broker-dealers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(t)                                    Private Placement.  Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including without limitation under the rules and regulations of any Trading Market.  The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(u)                                 Form S-3 Eligibility. The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

(v)                                 Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)                               Registration Rights.  Except as set forth in Schedule 3.1(w), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(x)                                   Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)                                 Indebtedness.  Except as set forth in Schedule 3.1(y), there is no other Debt that would be required to be disclosed in accordance with GAAP as of September 30, 2003 on the Company’s balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Commission on November 12, 2003.  As of the date hereof, the Company does not have any Debt other than Permitted Debt.

(z)                                   Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(aa)                            Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

3.2                                 Representations and Warranties of the Purchasers.  Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a)                                  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)                                 Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time.

(c)                                  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)                                 Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  Access to Information.  Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provisions of this Section 3.2, shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)                                                                                    Reliance.  Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.  Such Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 or any other Transaction Document.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1                                 Transfer Restrictions.

(a)                                  Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that (x) such transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (y) such transferee executes an instrument reasonably satisfactory to the Company agreeing to be bound to the provisions of the Transaction Documents and any subsequent related agreement as though it were an original Purchaser and (z) the Purchasers and their transferees make no more than five such transfers in the aggregate.

(b)                                 The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION]] OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES, PROVIDED THAT ANY EXERCISE OF ANY RIGHTS BY ANY SECURED PARTY SHALL COMPLY WITH THESE LEGEND REQUIREMENTS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company’s transfer agent (with a notice to the Company thereof) of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c)                                  The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(d)                                 In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then, in the Purchaser’s sole discretion, the Company shall, within three Trading Days after such Purchaser’s request either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

4.2                                 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3                                 Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4                                 Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5                                 Reservation and Listing of Securities.

(a)                                  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under this Section 4.5.

(b)                                 If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock (the “Remaining Authorized Shares”) is less than 125% of (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use its commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)                                  If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents exceeds the Remaining Authorized Shares, then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares not exceeding such Purchaser’s pro-rata portion of the Remaining Authorized Shares (based on such Purchaser’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” pursuant to Section 4.5(g) below.

(d)                                 The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the greater of (A) the Required Minimum on the Closing Date and (B) the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

(e)                                  If, on any date, the number of shares of Common Stock previously listed on a Trading Market is less than 125% of the Actual Minimum on such date, then the Company shall take the necessary actions to list on such Trading Market, as soon as reasonably possible, a number of shares of Common Stock at least equal to the Required Minimum on such date; provided that the Company will not be required at any time to list a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents.

(f)                                    If the Trading Market is the NASDAQ National Market or the NASDAQ SmallCap Market, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 5,121,877 shares (the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market.  If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser’s pro-rata portion of the Issuable Maximum (based on such Purchaser’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” pursuant to Section 4.5(g) below.

(g)                                 Any Purchaser whose receipt of Excess Shares upon exercise or conversion of Securities is restricted based on the number of Remaining Authorized Shares or the Issuable Maximum shall have the option, by notice to the Company, to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 75th day after such notice, or (ii) within five Trading Days after such notice, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of Excess Shares multiplied by the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the “Cash Amount”), and the Company shall have no further obligation to issue any of such Excess Shares.  No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares.  If the exercising or converting Purchaser elects the first option under the first sentence of this Section 4.5(g) and the Company fails to obtain the required shareholder approval on or prior to the 75th day after such notice, then within five Trading Days after such 75th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as penalty.

4.6                                 Conversion and Exercise Procedures.  The form of Exercise Notice included in the Warrants and the Unit Warrants, respectively, and the form of Conversion Notice included in the Certificate of Designations set forth the totality of the procedures required in order to exercise the Warrants and the Unit Warrants, or convert the shares of Series B Preferred Stock under the Transaction Documents.  No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants and Unit Warrants, or convert any shares of Series B Preferred Stock.  The Company shall honor exercises of the Warrants and Unit Warrants, and conversions of the shares of Series B Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.7                                 Subsequent Placements.

(a)                From the date hereof until 30 Trading Days following the Effective Date (the “Blockout Period”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(b)               The Blockout Period set forth in the preceding paragraph (a) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of Registrable Securities thereunder, provided that this Section 4.7(b) shall not apply once the Blockout Period has expired.

(c)                From the end of the Blockout Period and for so long as a Purchaser holds 20% of the Shares originally purchased by such Purchaser, the Company will not,

directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.7(c).

(i)                                     The Company shall deliver to each Purchaser a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) if known, identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of fifty percent (50%) of the Offered Securities, based on such Purchaser’s pro rata portion of the aggregate purchase price paid by the Purchasers for all of the Shares purchased hereunder (the “Basic Amount”), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)                                  To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the fifth (5) Trading Day from the delivery of the Offer, setting forth the portion of the Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

(iii)                               The Company shall have seven (7) Trading Days from the expiration of the period set forth in Section 4.7(c)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons than those set forth in the Offer.

(iv)                              In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in

Section 4.7(c)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.7(c)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.7(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.7(c)(i) above.

(v)                                 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, each Purchaser shall acquire from the Company, and the Company shall issue to each Purchaser, the number or amount of Offered Securities specified in the applicable Notices of Acceptance, as reduced pursuant to Section 4.7(c)(iv) above if any Purchaser has so elected, upon the terms and conditions specified in the Offer.  The purchase by a Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and the Company and their respective counsel.

(vi)                              Any Offered Securities not acquired by the Purchasers or other Persons in accordance with Section 4.7(c)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(d)               The restrictions contained in paragraphs (a) and (c) of this Section shall not apply to Excluded Stock.

4.8                                 Securities Laws Disclosure; Publicity.  The Company shall, on or before 8:30 a.m., New York City Time on December 26, 2003, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  On the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents as exhibits to such Form 8-K (including all attachments, the “8-K Filing”) (or, if it is not reasonably practicable to make such filing on the Closing Date with the exercise of commercially reasonable efforts, then on the next succeeding day on which it can be filed).  From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser or the Company shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided that any Purchaser shall give the Company a reasonable opportunity to review and comment on the terms of any such press release, public advertisement or other public disclosure and shall in no event make any such public disclosure if the Company certifies to such Purchaser in writing that such information does not constitute material, nonpublic information.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure, except to the extent that their actions constitute gross negligence or willful misconduct.  Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. Notwithstanding anything to the contrary herein, (a) the delivery by the Company of the notice pursuant to Section 4.7(c) shall not be deemed a breach by the Company of any provision in this Section 4.8, (ii) any breach by the Company of the provisions in this Section 4.8 shall not constitute a Triggering Event if such breach directly resulted from the Purchaser’s bad faith solicitation of material, nonpublic information and (iii) the Company shall not be in breach of this Section to the extent that the Purchaser receives material, nonpublic information through solicitation of such information from Persons that are not executive officers or directors of the Company.

4.9                                 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables, equipment operating leases and accrued expenses in the ordinary course of the Company’s business and prior practices), to repurchase any Company equity or equity-equivalent securities or to settle any outstanding litigation.  This Section 4.9 shall not apply to any available cash on hand on the date hereof (before giving effect to the net proceeds from the sale of the Shares) or any future financings.

4.10                           Reimbursement.  If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses, not to exceed the cost of more than one law firm, but including the costs of any investigation, preparation and travel, and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, except if such Losses result from the gross negligence or willful misconduct of such Purchaser.  In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach.  The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreements.  The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons.  The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions.  If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses, not to exceed the cost of more than one law firm).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.11                           Default Rate.  If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 12% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

4.12                           Rights of Shareholders.  Each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to the Purchasers only for so long as they own any Securities.  The Company acknowledges and agrees that, for so long as a Purchaser holds any Securities (whether or not such Purchaser holds shares of Common Stock), (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to such Purchaser as are owed to a holder of Common Stock and (b) such Purchaser will be entitled to all rights and remedies with respect to such duties as are available to a holder of Common Stock under the corporate law of the Company’s jurisdiction of incorporation.

4.13                           Shareholders Rights Plan.  No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any

Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.14                           Certain Trading Limitations.  For so long as a Purchaser hold the Shares originally purchased by it under this Agreement, such Purchaser agrees that it will not enter into any Short Sales.  For purposes of this Section 4.14, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Securities and Options then held by such Purchaser (whether or not such Securities and Options were then fully convertible or exercisable, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

4.15                           Indebtedness.  So long as any shares of Series B Preferred Stock are outstanding:

(a)    The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Debt, other than Permitted Debt.

(b)   The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens or Liens incurred in connection with Permitted Debt (other than Permitted Subordinated Debt).

(c)    The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Subordinated Debt, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Debt if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, a Triggering Event has occurred and is continuing.

4.16                           Subordination.

So long as any shares of Series B Preferred Stock are outstanding:

(a)    Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the Company agrees that all Debt, other than Permitted Debt referred to in clauses (ii) through (iv) of the definition thereof, of the Company is subordinate in right of payment to the prior payment in full of all payments entitled to a holder of the Shares, whether with respect to dividends or upon liquidation, redemption, dissolution or otherwise.  Each Purchaser has acquired the Securities hereunder in reliance upon the covenants and provisions contained in this Section 4.16.

(b)   The Company agrees that it shall not issue any Permitted Subordinated Debt unless the holders of such Permitted Subordinated Debt agree that (i) upon any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, in each case whether total or partial (each, a “Distribution Event”), the holders of the Series B Preferred Stock will first be paid, in full, all amounts due or to become due on or in respect of the Series B Preferred Stock and any other amounts owing under the Transaction Documents before such holder of Permitted Subordinated Debt is entitled to receive any payment on the Debt owed to them by the Company, (ii) if, notwithstanding the foregoing, such holder of Permitted Subordinated Debt receives any payment or distribution of assets of the Company of any kind or character in connection with any such Distribution Event before each Purchaser is paid in full, then each such payment or distribution will be held in trust and paid over or delivered forthwith by such holder of Permitted Subordinated Debt to Mainfield Enterprise, Inc., as agent for the ratable benefit of the holders of the Series B Preferred Stock, for application to the payment of any amounts remaining unpaid to the Purchasers, and (iii) such holder of Permitted Subordinated Debt shall not declare or join in any declaration of any of the Debt to be due and payable or otherwise take or cause to be taken any action against the company or any of their respective assets (including commencing any legal or equitable action or filing or joining in the filing of any insolvency petition) until the Purchasers will first be paid, in full, all amounts due or to become due on or in respect of the Securities.  Upon any payment or distribution referred to in this Section 4.16(b), the Company shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such Distribution Event proceedings are pending; provided, however, that such order or decree expressly gives effect to the provisions of this Section 4.16.

4.17                           No Impairment.  At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that has a material adverse effect on the rights of the Purchasers under this Agreement or the Holders of Series B Preferred Stock under the Certificate of Designations.

4.18                           Fundamental Changes.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

(a)    purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock (other than the Series B Preferred Stock), or any Permitted Subordinated Debt, or set aside any monies for such a redemption, purchase or other acquisition;

(b)   change the nature of the Company’s business to any business which is fundamentally distinct and separate from the business currently conducted by the Company;

(c)    use more than $25 million in the aggregate of its available cash on the date hereof (taking into account the proceeds received from this transaction) for acquisitions; or

(d)   cause or permit any Subsidiary directly or indirectly to take any actions described in clauses (a) through (c) above, other than issuing securities to the Company or any wholly-owned Subsidiary.

4.19                           Voting Agreement.  Each Purchaser hereby agrees that for so long as it holds Series B Preferred Stock, it shall vote its shares of Series B Preferred Stock and Common Stock on all matters in which such Purchaser or its Affiliates is entitled to vote and on which holders of Common Stock have the right to vote, in the manner recommended by the Board of Directors of the Company to all of its shareholders unless the Board of Directors of the Company elects to permit the Purchasers to vote such shares in their own discretion.  This Section 4.19 shall not apply to any of the matters set forth in the last sentence of Section 11 or Section 21(d) of the Certificate of Designations.

4.20                           Lock-up.  If the Company has selected an underwriter in connection with a public offering of its Common Stock, then each Purchaser that beneficially owns greater than 5% of the outstanding Common Stock at such time shall agree to execute a lock-up letter in customary form reasonably acceptable to such underwriter, provided that each of the following conditions are satisfied (i) such underwriter requires each other shareholder of the Company who owns greater than 5% of the outstanding Common Stock to execute an identical lock-up letter and (ii) such lock-up letter shall not contain restrictions for a period greater than 6 months following such public offering.  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE V
CONDITIONS

5.1                                 Conditions Precedent to the Obligations of the Purchasers.  The obligation of each Purchaser to acquire the Initial Units and the Unit Warrants at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

(b)                                 Performance.  The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)                                 No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Trading Market and (ii) shall not have been suspended by the Commission or the Trading Market from trading on the Trading Market nor shall suspension by the Commission or the Trading Market have been threatened either (A) in writing by the Commission or the Trading Market or (B) by falling below the minimum listing maintenance requirements of the Trading Market; and

(e)                                  Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

5.2                                 Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Initial Units and the Unit Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)                                 Performance.  The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

(c)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI
MISCELLANEOUS

6.1                                 Termination.  This Agreement may be terminated by either the Purchaser or the Company, by written notice to the other party, if the Closing has not been consummated by the fifth Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2                                 Fees and Expenses.  At the Closing, the Company shall pay to Mainfield Enterprises, Inc., an aggregate of $75,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, of which amount $25,000 has been previously paid by the Company to Proskauer Rose LLP.  In lieu of the foregoing payments, Mainfield Enterprises, Inc. may retain the amount of such payments instead of delivering such amounts to the Company at the Closing.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.3                                 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.  Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.4                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5                                 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6                                 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration

Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities in accordance with Section 4.1.

6.8                                 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.10 and may enforce the provisions of such Section directly against the Company.

6.9                                 Governing Law; Venue; Waiver Of Jury Trail.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

6.10                           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

6.11                           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.12                           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13                           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14                           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15                           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16                           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17                           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.

Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18                           Independent Nature of Purchasers.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.19                           Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Jack Lief
Name:	Jack Lief
Title:	President and Chief Executive Officer

Address for Notice:

6166 Nancy Ridge Drive
San Diego, CA 92121
Facsimile No.: 858-677-0065
Attn: General Counsel

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Facsimile No.: 212-822-5680
Telephone No.: 212-530-5680
Attn: Robert S. Reder, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS

MAINFIELD ENTERPRISES, INC.

By:	/s/ Aui Vigder
Name:	Aui Vigder
Title:	Authorized Signatory

Address for Notice:

Mainfield Enterprises, Inc.
c/o Sage Capital Growth, Inc.
660 Madison Avenue
New York, NY 10022
Telephone No.: (212) 651-9000
Facsimile No.: (212) 651-9010
Attn: Eldad Gal

With a copy to
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Facsimile No.: (212) 969-2900
Telephone No.: (212) 969-3000
Attn: Adam J. Kansler, Esq.

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam J. Chill
Name: Adam J. Chill
Title: Authorized Signatory

Address for Notice:

c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th floor
New York, NY 10019
Facsimile No.: (212) 287-4720
Telephone No.: (212) 751-0755
Attn: Ari J. Storch / Adam J. Chill

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
1.1	Definitions.
ARTICLE II PURCHASE AND SALE
2.1	Sale and Issuance of Series B Preferred Stock at Closing.
2.2	Closing.
2.3	Closing Deliveries.
ARTICLE III REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties of the Company.
3.2	Representations and Warranties of the Purchasers.
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES
4.1	Transfer Restrictions.
4.2	Acknowledgment of Dilution.
4.3	Furnishing of Information.
4.4	Integration.
4.5	Reservation and Listing of Securities.
4.6	Conversion and Exercise Procedures.
4.7	Subsequent Placements.
4.8	Securities Laws Disclosure; Publicity.
4.9	Use of Proceeds.
4.10	Reimbursement.
4.11	Default Rate.
4.12	Rights of Shareholders.
4.13	Shareholders Rights Plan.
4.14	Certain Trading Limitations.
4.15	Indebtedness.
4.16	Subordination.
4.17	No Impairment.
4.18	Fundamental Changes.
4.19	Voting Agreement.
ARTICLE V CONDITIONS
5.1	Conditions Precedent to the Obligations of the Purchasers.
5.2	Conditions Precedent to the Obligations of the Company.
ARTICLE VI MISCELLANEOUS
6.1	Termination.
6.2	Fees and Expenses.
6.3	Entire Agreement.
6.4	Notices.
6.5	Amendments; Waivers.
6.6	Construction.
6.7	Successors and Assigns.
6.8	No Third-Party Beneficiaries.

6.9	Governing Law; Venue; Waiver Of Jury Trail.
6.10	Survival.
6.11	Execution.
6.12	Severability.
6.13	Rescission and Withdrawal Right.
6.14	Replacement of Securities.
6.15	Remedies.
6.16	Payment Set Aside.
6.17	Usury.
6.18	Independent Nature of Purchasers.
6.19	Adjustments in Share Numbers and Prices.

Exhibits:

A	Form of Certificate of Designations (See Exhibit 3.1 to this Form 8-K)
B	Registration Rights Agreement (See Exhibit 10.2 to this Form 8-K)
C	Form of Warrant (See Exhibit 10.3 to this Form 8-K)
D	Transfer Agent Instructions
E-1	Opinion of Company Counsel
E-2	Opinion of General Counsel
F	Form of Unit Warrant (See Exhibit 10.4 to this Form 8-K)

Schedules:

A	Purchasers
3.1(a)	Subsidiaries
3.1(g)	Capitalization
3.1(j)	Absence of Litigation
3.1(w)	Registration Rights
3.1(y)	Indebtedness

Exhibit D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

Computershare Trust Company
350 Indiana Street, Suite 800

Golden, Colorado  80401

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreements (the “Purchase Agreement”), dated as of December 24, 2003, among Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the purchasers named therein (the “Holders”) pursuant to which the Company is issuing the Company’s Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”), $.0001 par value per share, Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock”), $.0001 par value per share (“Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Shares”), and common stock purchase warrants (“Warrants”) and unit warrants exercisable for additional units (“Unit Warrants”).  The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants (including the Warrants issuable upon exercise of the Unit Warrants) and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents are herein referred to as the “Securities”.

The Company has agreed with the Holders that it will instruct you to: (A) issue the Securities free of all restrictive and other legends if, at the time of such issue, (i) a registration statement covering the resale of such Securities has been declared and is effective by the Commission under the Securities Act, (ii) such Securities are eligible for sale under Rule 144(k) or (iii) of such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission); or (B) reissue the Securities (if such shares were originally issued with a restrictive legend) free of all restrictive and other legends (i) upon the effectiveness of a  registration statement covering the resale of the Securities or (ii) following any sale of such Securities pursuant to Rule 144 or (iii) such Securities are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

In furtherance of this instruction, upon the effectiveness of the Registration Statement (as defined in the Purchase Agreement) we have instructed our counsel to deliver to you their opinion letter in the form attached hereto as Exhibit I to the effect that the Registration Statement has been declared effective by the Commission and that Securities are freely transferable by the Holders pursuant to such Registration Statement and accordingly may be issued (or reissued, as applicable) and delivered to the Holders free of all restrictive and other legends.

You need not require further letters from us or our counsel to effect any future issuance or reissuance of shares of Securities to the Holders as contemplated by the Purchase

Agreement and this letter.  This letter shall serve as our standing irrevocable instructions with regard to this matter

Please be advised that the Holders have relied upon this instruction letter as an inducement to enter into the Purchase Agreement.  Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

Arena Pharmaceuticals, Inc.

By:	/s/ Jack Lief
Name:	Jack Lief
Title:	President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Computershare

By:	/s/ Ian Yewer
Name:	Ian Yewer
Title:	President and Chief Operating Officer

By:	/s/ Zachary De Lisa
Name:	Zachary De Lisa
Title:	Operations Manager

Exhibit I

[Counsel’s Letterhead]

[Transfer Agent]

Re:          [                 ]

To Whom It May Concern:

We are writing on behalf of our client, Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s recent filing of a Registration Statement on Form S-3 (File No. ______) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to ____ shares of the Company’s common stock, [0.0001] par value per share (the “Registrable Securities”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at pages __ of the final prospectus, a copy of which is attached hereto as Exhibit A.

In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the “1933 Act”), on ___ __, 2003.  We have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

This letter shall serve as our opinion to you that the Common Stock are freely transferable by the Holders pursuant to the Registration Statement.  You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated ____, 2003.  This letter shall serve as our opinion with regard to this matter.

If you have any questions relating to the foregoing, please feel free to call me at _________________.

Very truly yours,

Exhibit E-1

FORM OF COMPANY COUNSEL LEGAL OPINION

December 24, 2003

Mainfield Enterprises, Inc.

c/o Sage Capital Growth, Inc.

660 Madison Avenue

New York, NY  10022

Attention:  Eldad Gal

Ladies and Gentlemen:

We have acted as special counsel to Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery by the Company of the Securities Purchase Agreement dated as of  December 24, 2003 (the “Agreement”; capitalized terms not otherwise defined herein are defined as set forth in the Agreement), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”).

In rendering the opinions expressed below, we have examined the Transaction Documents (as defined below) and such other documents as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied upon certificates of government officials and of the Company and its officers and upon representations and warranties made in or pursuant to the Transaction Documents.

In rendering the opinions expressed below, we have assumed (other than as to the Company) that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.             The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Registration Rights Agreement, the Warrant, the Unit Warrant and each other document or instrument executed by it or on its behalf on the date hereof in connection therewith or pursuant thereto (collectively, the “Transaction Documents”), to issue, sell and deliver the Securities pursuant to the Transaction Documents and the Certificate of Designations, and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents and the Certificate of Designations.

2.             All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Securities pursuant to the Transaction Documents and the Certificate of Designations and the consummation by the Company of the transactions contemplated by the Transaction Documents and the Certificate of Designations has been duly taken.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, conservatorship, receivership, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of such documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

3.             The Shares which are being issued on the date hereof to the Purchasers pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights under the General Corporation Law of the State of Delaware (the “DGCL”) and the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and have been issued in compliance with applicable securities laws, rules and regulations.  The Underlying Shares have been duly authorized and, when issued in accordance with the terms of the respective Securities and Transaction Documents, will be (x) validly issued, fully paid and nonassessable, (y) free of preemptive or similar rights under the DGCL and the Certificate of Incorporation and (z) issued in compliance with applicable securities laws, rules and regulations.  The rights, privileges and preferences of (i) the Shares are as stated in the Certificate of Designations and the Certificate of Incorporation and (ii) the Common Stock are as stated in the Certificate of Incorporation.

4.             Assuming the truth and correctness of the representations and warranties of the Purchasers contained in the Agreement, the Shares may be issued to the Purchasers in the manner contemplated by the Agreement without registration under the Securities Act.

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5.             The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents, the issuance, sale and delivery of the Securities pursuant to the Transaction Documents and the Certificate of Designations, and the issuance and delivery of the Underlying Shares in accordance with the terms of the Securities to which they relate, do not conflict with or result in a violation of (i) any provision of law, rule or regulation having applicability to the Company or its Subsidiaries and customarily applicable, in our experience, to transactions of this type or (ii) the Certificate of Incorporation or bylaws or other similar organizational documents of the Company.

6.             No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority or self-regulatory organization customarily applicable, in our experience, to transactions of this type is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Securities or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Designations in accordance with the DGCL (which has been accomplished on or prior to the date hereof), (ii) the 8-K Filing as required by Section 4.8 of the Agreement, (iii) the filings required in connection with amendments to the Company’s Rights Agreement dated as of October 30, 2002 with Computershare Trust Company, Inc., as Rights Agent, (iv) the filings and other actions required under the Registration Rights Agreement and (v) any required notification of the NASDAQ National Market.

We express no opinion as to Section 6.9 of the Agreement or comparable provisions in the other Transaction Documents and the Securities insofar as such provisions relate to (i) the subject matter jurisdiction of any federal court of the United States of America sitting in New York, New York to adjudicate any controversy related to the Agreement or (ii) the waiver of inconvenient forum with respect to proceedings in any federal court of the United States of America sitting in New York, New York.

In rendering the opinions expressed herein, we have assumed that (i) the Company will at all times have sufficient authorized and unissued shares of Common Stock required to be issued pursuant to the terms of the Securities and (ii) that no shares of Common Stock will be issued upon conversion or exercise, or as a dividend or upon redemption, of any Securities at an effective price lower than either the Closing Price on the Trading Day immediately preceding the date hereof or the book value per share of Common Stock on such day.

We express no opinion as to the enforceability of provisions in any of the Transaction Documents to the effect that terms may not be waived or modified except in writing under limited circumstances.  Moreover, we express no opinion as to the enforceability of Section 4.10 of the Agreement and Section 5 of the Registration Rights Agreement (and any similar provisions in any of the other Transaction Documents) insofar as they may be limited by (i) laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

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The foregoing opinions are limited to matters involving the laws of the State of New York, the DGCL and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

At the request of our client, this opinion is being provided to you pursuant to Section 2.3(v) of the Agreement in or capacity as special counsel to the Company, and may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Agreement without our prior written consent.

Very truly yours,

RSR/MLW

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Exhibit E-2

FORM OF GENERAL COUNSEL LEGAL OPINION

Mainfield Enterprises, Inc.

Ladies and Gentlemen:

I am the General Counsel of Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and am delivering this opinion in connection with the execution and delivery by the Company of the Securities Purchase Agreement dated as of December 24, 2003 (the “Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”).  This opinion is given to you pursuant to Section 2.3(a)(v) of the Agreement.  (Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.)

In rendering the opinions express below, I have examined the Agreement and Schedules thereto and such other documents as I have deemed necessary as a basis for the opinions expressed below.  In my examination, I have assumed the authenticity of all documents submitted to me as originals and the conformity with the authentic document of any copy submitted to me.  When relevant facts were not independently established, I have relied upon certificates of government officials and the Company and its officers other than me, and upon representations and warranties made in the Agreement and Schedules.

 Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, I give you my opinion as follows:

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority, and all material governmental licenses, authorizations, consents and approvals, required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal ended December 31, 2003).  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect.

2.             Based solely on a certificate from the Company’s Vice President, Finance, after giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 67,500,000 shares of Common Stock, of which 25,609,394 shares will be issued and outstanding, 11,244,044 shares will be reserved for issuance upon conversion of securities issued in the transaction contemplated by the Agreement, 1,976,963 shares will be reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities (excluding shares reserved for issuance upon conversion of securities issued in the transaction and under the Company’s Rights Agreement dated as of October 30, 2002, as amended), 2,339,436 shares will be reserved for issuance to employees, officers, consultants and directors under the Company’s 1998, 2000 and 2002 Equity Compensation Plans (excluding shares reserved for issued and outstanding options under such plans) and 820,345 shares will be reserved for issuance under the Company’s 2001 Employee Stock Purchase Plan, and 7,500,000 shares of Preferred Stock, of which 350,000 is designated Series A Junior Participating Preferred Stock, 3,500 is designated Series B-1 Convertible Preferred Stock and 1,150 is designated Series B-2 Convertible Preferred Stock.  The foregoing does not give effect to any cancellations of options or restricted stock in connection with the December 12, 2003 reduction in force at the Company, nor any cancellation of restricted stock in connection with the November 11, 2003 deferred compensation plan established by the Company for executive officers.  All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (except for 747,500 shares of restricted stock) and free of any preemptive or similar rights in the Certificate of Incorporation.  To my knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

3.             The Company meets the eligibility requirements for the use of Form S-3 for the registration of the Securities.

4.             To my knowledge, the Company has filed all reports (the “SEC Documents”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  To my knowledge, as of their respective filing dates, the SEC Documents complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

5.             The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents, the issuance, sale and delivery of the Securities pursuant to the Agreement, and the issuance and delivery of Conversion Stock do not (a) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject or (b) to my knowledge, result in the creation or imposition of any lien, claim or encumbrance on any of the Company’s assets or properties except to the extent provided by the terms of Transaction Documents.

6.             To my knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), or affecting any of its properties or assets.

2

7.             The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

I express no opinion as to any matters governed by any laws other than the law of the State of California and the Federal laws of the United States of America.

Whenever a statement set forth herein is qualified to “my knowledge” or limited to matters “known to me”, it is intended to indicate that no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention.

The opinions expressed herein speak only as of the date hereof, and I do not have, nor do I assume, any obligation to advise you of any changes in any facts or applicable laws after the date hereof which may affect my opinions.

The opinions expressed herein are rendered solely for your benefit and may not be relied upon for any purpose other than the transactions contemplated by the Agreement or by any other person, nor may copies be furnished to any other person without my prior written consent.

Very truly yours,

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Schedule A

Purchaser	Initial Units	Additional Units	Initial Units–Initial Shares	Initial Units –Initial Warrant Shares	Additional Units –Initial Shares	Additional Units –Additional Warrant Shares	Purchase Price
Mainfield Enterprises, Inc.	2,000	657	2,000	849,257	657	257,087	$20,000,000
Smithfield Fiduciary LLC	1,500	493	1,500	636,943	493	192,912	$15,000,000

TOTAL	3,500	1,150	3,500	1,486,200	1,150	450,000	$35,000,000

Schedule 3.1(a)

Interest Owned

1)             BRL Screening, Inc., which is a wholly owned subsidiary of Arena Pharmaceuticals, Inc.

2)             ChemNavigator, Inc.  Arena Pharmaceuticals, Inc. owns 2,625,000 shares of Series A Preferred Stock.

3)             TaiGen Biotechnology Co., Ltd.  Arena Pharmaceuticals owns 11,550,000 Shares of Series A Preferred Stock.

4)             Aressa Pharmaceuticals, Inc.  Arena Pharmaceuticals owns 2,500,000 Shares of Series A Preferred Stock.

Significant Subsidiaries

None.

Schedule 3.1(g)

Capitalization as of December 22, 2003

Common Shares Authorized	67,500,000
Preferred Shares Authorized	7,500,000
Series A Junior Participating Preferred Stock	350,000

Name of Beneficial Holder	Shares Owned	Percentage of Total

BVF Inc.	4,658,412	18.2%
Perry Capital, LLC	2,806,154	11.0%
Dimensional Fund Advisors Inc	1,650,007	6.4%

Other Common Shares Outstanding	16,494,821	64.4%

Total Common Shares Outstanding	25,609,394	100.0%

All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (except for 747,500 shares of restricted stock).

	Shares Reserved for Issuance

Name of Plan(s)	# of Shares Reserved	Description
1998, 2000 and 2002 Company Equity Compensation Plans	1,976,963	Reserved for issuance upon conversion of issued and outstanding options
1998, 2000 and 2002 Company Equity Compensation Plans	2,339,436	Reserved for issuance to employees, officers, consultants, and directors
2001 Company 2001 Employee Stock Purchase Plan	820,345	Reserved for issuance to employees

Total Shares Reserved for Issuance	5,136,744

The foregoing does not give effect to any cancellations of options or restricted stock in connection with the December 12, 2003 reduction in force by the Company, nor any cancellation of restricted stock in connection with the November 11, 2003 deferred compensation plan established.

Schedule 3.1(i)

Material Changes

The Company has announced that it anticipates closing a $13 Million sale and lease-back of certain facilities that it currently owns.

Schedule 3.1(j)

Litigation

None.

Schedule 3.1(s)

Certain Fees

In connection with the transactions contemplated by this securities purchase agreement, Arena Pharmaceuticals, Inc. will pay Reedland Capital Partners, an Institutional Division of Financial West Group, Six Hundred Thousand Dollars ($600,000.00) and forty-five thousand (45,000) shares of Arena Common Stock.

Schedule 3.1(w)

Registration Rights

In connection with the transactions contemplated by this securities purchase agreement, Arena Pharmaceuticals, Inc. has agreed to include the forty-five thousand (45,000) shares it will issue to Reedland Capital Partners, an Institutional Division of Financial West Group, (the “Reedland Shares”) in each Registration Statement (and prospectus) filed by the Company on behalf of the investors under this securities purchase agreement; provided, that in any event, that Arena shall register for resale the Reedland Shares pursuant to an effective registration statement not later than one (1) year following the closing of the purchase of the securities under this securities purchase agreement.

Schedule 3.1(y)

Indebtedness

None.